EXHIBIT 10-B
                                  ------------

                                                                EXECUTION COPY
                                                                --------------

                                VOTING AGREEMENT


                  AGREEMENT, dated as of June 17, 1999, among Mark S. Zucker ("Zucker"), Anvil Investment Partners, L.P. ("Anvil"), Anvil Investors, Inc. ("Anvil Investors"), and Avatex Corporation, a Delaware corporation ("Avatex"). Zucker, Anvil and Anvil Investors sometimes are referred to herein collectively as the "Stockholders" and individually as a "Stockholder."

                              W I T N E S S E T H:

                  WHEREAS, each of the Stockholders is the beneficial and record owner of the shares of capital stock of Avatex set forth opposite each such Stockholder's name on Schedule A hereto;

                  WHEREAS, it is contemplated that promptly following the execution of this Agreement, Avatex and Xetava Corporation, a Delaware corporation and wholly-owned subsidiary of Avatex ("Xetava"), will be entering into an Amended and Restated Agreement and Plan of Merger in substantially the form attached hereto as Exhibit A (the "Merger Agreement") pursuant to which, among other things, Xetava will be merged with and into Avatex (the "Merger"), with Avatex continuing as the Surviving Corporation;

                  WHEREAS, concurrently with the execution of this Agreement, Avatex and each of the Stockholders, as well as certain other stockholders of Avatex, are entering into (or causing its counsel to enter into) a Stipulation of Settlement (the "Settlement Agreement") relating to the settlement and dismissal of all litigation brought by the Stockholders and such other stockholders and/or their affiliates against Avatex, Xetava and/or certain of Avatex's and/or Xetava's directors in respect of a proposed merger of Avatex with and into Xetava, which proposed merger was previously announced on April 14, 1998, including the lawsuits filed in April 1998 in the Delaware Chancery Court styled Harbor Finance Partners Ltd. and Anvil Investment Partners, L.P., on behalf of themselves and all other similarly situated, v. Butler, et al., C.A. No. 16334 (the "Harbor Action") and Strougos v. Butler, et al., C.A. No. 16345 (the "Strougo Action") (the Harbor Action and the Strougo Action were consolidated by the Delaware Chancery Court in May 1998 under the caption In re:
Avatex Corporation Shareholders Litigation, C.A. No. 16334), and Elliott Associates, L.P. v. Avatex Corporation, et al., C.A. 16336 (the lawsuits referred to in this recital are sometimes hereinafter collectively referred to as the "Lawsuits"); and

                  WHEREAS, in order to induce Avatex to enter into the Settlement Agreement and Avatex and Xetava to enter into the Merger Agreement, the Stockholders are making certain representations, warranties, covenants and agreements in connection with the Merger.


#393429 v10.

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   Article I
                                  DEFINITIONS

                  1.1 Definitions. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement, and the following terms shall have the following meanings:

                  "Affiliate" means with respect to any Person, any Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person. For purposes of this definition, a subsidiary of a Person is an Affiliate of such Person and of each other subsidiary of that Person.

                  "Associate" shall, with respect to any Person, have the meaning set forth in Rule 405 under the Securities Act.

                  "beneficially own" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

                  "Control" shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Securities, by contract or otherwise. The terms "Controlling Person", "Controlling" and "Controlled by" shall have correlative meanings.

                  "Equity Securities" shall have the meaning set forth in Rule 405 under the Securities Act, and, with respect to Avatex or the Surviving Corporation, as applicable, shall include, but not be limited to, Old Avatex Common Stock, Convertible Preferred Stock, Series A Preferred Stock, New Avatex Common Stock and the warrants to be issued as part of the Convertible Preferred Stock Alternate Consideration or the Series A Preferred Stock Alternate Consideration.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Person" shall mean and include an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization, a governmental or regulatory body or any department, instrumentality or agency thereof, and any court.

                  "Preferred Shares" shall mean, collectively, shares of Convertible Preferred Stock and Series A Preferred Stock.

                  "Securities Act" shall mean the Securities Act of 1933, or amended and the rules and regulations promulgated thereunder.

                  "Voting Securities" shall have the meaning set forth in Rule 405 under the Securities Act.

                  For the purposes of this Agreement, the term "Surviving Corporation" shall include any successor, by operation of law or otherwise, or any Person that acquires or succeeds to all or substantially all of the assets of, Avatex, and the term "Avatex" shall include the Surviving Corporation.

                                   Article II
                         REPRESENTATIONS AND WARRANTIES
                               OF THE STOCKHOLDERS

                  2.1 Representations and Warranties of the Stockholders. Each Stockholder represents and warrants, jointly and severally, to Avatex as follows:

                  (a) Ownership of Avatex Shares. Such Stockholder is the beneficial owner of the Avatex Shares set forth opposite such Stockholder's name on Schedule A hereto, free and clear of all liens, claims, charges, security interests or other encumbrances and, except for this Agreement, the Merger Agreement or as otherwise indicated on Schedule A hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder or, to its best knowledge after due inquiry, any of its Affiliates, is a party relating to the holding, pledge, disposition, acquisition or voting of any shares of capital stock of Avatex (or securities convertible into or exchangeable for shares of capital stock of Avatex), and there are no voting trusts or voting agreements with respect to such shares (or securities convertible into or exchangeable for shares of capital stock of Avatex). The Avatex Shares set forth opposite such Stockholder's name on Schedule A hereto constitute all of the outstanding shares of capital stock of Avatex owned beneficially or of record by such Stockholder and, to its best knowledge after due inquiry, any of its Affiliates, and neither such Stockholder nor, to its best knowledge after due inquiry, any of its Affiliates has any options, warrants or other rights (including through derivative transactions) to acquire any additional shares of capital stock of Avatex or any security exercisable or exchangeable for, or convertible into, shares of capital stock of Avatex.

                  (b) Authority to Execute and Perform Agreements. Such Stockholder has the full legal right and power and all authority required to enter into, execute and deliver this Agreement and to perform fully such Stockholder's obligations hereunder. The execution and delivery of this Agreement by such Stockholder have been duly authorized by all requisite organizational action, if any, on the part of such Stockholder. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, except as the enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect generally affecting creditors' rights or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (c) No Conflicts; Consents.

                  (i) The execution and delivery by such Stockholder of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under (A) any contract, agreement or other binding arrangement to which such Stockholder is a party or (B) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator applicable to such Stockholder.

                  (ii) No consents, approvals or authorizations of, or notices or filings with, any Person are required to be obtained or made by such Stockholder in connection with the execution and delivery by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby.

                  (d) Information Supplied. None of the written information specifically supplied or to be supplied by such Stockholder with respect to such Stockholder for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to stockholders of Avatex and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.


                                  Article III
                    REPRESENTATIONS AND WARRANTIES OF AVATEX

                  3.1 Representations and Warranties of Avatex. Avatex represents and warrants to each Stockholder as follows:

                  (a) Authority.

                  (i) Avatex has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Avatex and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Avatex.

                  (ii) Avatex has the requisite corporate power and authority to execute and deliver the Merger Agreement and, subject to obtaining the Stockholder Approval, to consummate the transactions contemplated thereby. The execution, delivery and performance of the Merger Agreement by Avatex and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Avatex subject to obtaining the Stockholder Approval.

                  (b) Due Execution.

                  (i) This Agreement has been duly executed and delivered by Avatex and, assuming this Agreement constitutes the valid and binding obligation of the Stockholders, constitutes the valid and binding obligation of Avatex, enforceable against Avatex in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter relating to creditors' rights generally, and (B) the remedy of specific performance and injunctive relief hereunder may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (ii) The Merger Agreement has been duly executed and delivered by Avatex and constitutes the valid and binding obligation of Avatex, enforceable against Avatex in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter relating to creditors' rights generally.


                                   Article IV
                                    COVENANTS

                  4.1 Voting Arrangements. Each of the Stockholders agrees, that, except pursuant to this Agreement or the Merger Agreement, it shall not grant any proxies, deposit any Avatex Shares into a voting trust or enter into any voting agreement with respect to any Avatex Shares now or hereafter owned by such Stockholder.

                  4.2 Standstill; Transfer Restrictions.

                  (a) Each Stockholder agrees that, from the date hereof until the date that is the tenth anniversary of the Closing Date, such Stockholder shall not, and shall use its best efforts to cause its Affiliates not to, without the prior written consent of the Board of Directors of Avatex, (i) except for the Merger Consideration to be received by such Stockholder in the Merger, in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any Equity Securities or other securities of Avatex or the Surviving Corporation, or any rights, warrants, options or securities to acquire any such Equity Securities or such other securities; provided, however, that, the Stockholders may engage in hedging and other similar transactions with respect to the shares of New Avatex Common Stock it then owns as long as such transactions are for trading purposes only and do not violate or conflict with any of the other provisions of this Section 4.2, (ii) other than with respect to the Merger, propose to enter into, directly or indirectly, a merger or other business combination involving Avatex or the Surviving Corporation or propose to purchase, directly or indirectly, a material portion of the assets of Avatex or the Surviving Corporation, (iii) make, or in any way participate, directly or indirectly, in, any "solicitation" of "proxies" (as such terms are used in Regulation 14A under the Exchange Act) to vote or consent or seek to advise or influence any Person with respect to the voting of, or granting of a consent with respect to, any Equity Securities of Avatex or the Surviving Corporation, including, but not limited to, for the purpose of nominating candidates for election, or otherwise electing directors, to the Board of Directors of Avatex at any meeting of the stockholders of Avatex or otherwise, (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) for the purpose of acquiring, holding, voting or disposing of any Equity Securities of Avatex or the Surviving Corporation (other than with an Affiliate of such Stockholder), (v) except in connection with the prosecution of the claims presently asserted in the New York Action (as defined in Section 5.3 below), otherwise act, alone or in concert with others, to seek to control or influence in any public manner or public forum the management or policies of Avatex or the Surviving Corporation, (vi) disclose any intention, plan or arrangement inconsistent with the foregoing, (vii) advise, assist (including by knowingly providing or arranging financing for that purpose) or encourage any other Person in connection with any of the foregoing, (viii) request Avatex or the Surviving Corporation or any agent of Avatex or the Surviving Corporation, directly or indirectly, to amend or waive any provision of this Section 4.2(a) (including this sentence) or (ix) other than with respect to entering into this Agreement or the consummation of the Merger or any settlement of the New York Action, take any action which might require Avatex or the Surviving Corporation to make a public announcement regarding the possibility of a transaction between such Stockholder and Avatex or the Surviving Corporation (including any of their respective Affiliates).

                  (b) Nothing contained in this Section 4.2 shall prevent a Stockholder from (i) enforcing its rights with respect to the Merger, the Convertible Preferred Stock Alternate Consideration and/or the Series A Preferred Stock Alternate Consideration, (ii) discussing with Avatex or other stockholders of the Company any possible amendments or modifications to the Merger, the Merger Agreement or the Merger Consideration proposed by Avatex, or
(iii) following the consummation of the Merger, discussing with the Surviving Corporation or other recipients of the Convertible Preferred Stock Alternate Consideration or the Series A Preferred Stock Alternate Consideration any possible amendments or modifications proposed by the Surviving Corporation to the 6.75% Notes, the 6.75% Notes Indenture, the Warrants or any other document, agreement or instrument related to the Convertible Preferred Stock Alternate Consideration or the Series A Preferred Stock Alternate Consideration.

                  (c) In consideration for the agreements and covenants of the Stockholders set forth in this Section 4.2, within one business day following the Effective Time, Avatex shall pay to Anvil (or as otherwise directed by Anvil) an amount in cash equal to $300,000 by wire transfer of immediately available funds to the following account: Citibank, AB # 021000089, Acct. A/C 09253186 for the account of Bear Stearns for further credit to Anvil Investment Partners, L.P. A/C 10300702-29.

                                   Article V
                               AGREEMENT TO VOTE;
                                WAIVER OF RIGHTS

                  5.1 Agreement to Vote. Each Stockholder hereby agrees that, at any meeting of the stockholders of Avatex, however called, including the Stockholders' Meeting, and at every adjournment thereof, and in any action by written consent of the stockholders of Avatex, in any such case, and/or in which holders of Avatex Shares are given the right or are entitled to vote, to (i) vote all of the Avatex Shares then owned (or owned on the record date to determine stockholders entitled to vote thereat or thereby, as applicable) by such Stockholder, in favor of the adoption of the Merger Agreement as in effect on the date hereof (as such agreement may be amended as contemplated by the Merger Agreement and as long as any such amendment could not be reasonably deemed to adversely affect the Merger Consideration to be received by such Stockholders in the Merger), the Merger and each of the other transactions contemplated thereby and any action required in furtherance thereof, (ii) vote such Avatex Shares against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Avatex or Xetava under the Merger Agreement, and (iii) vote such shares against any other action or agreement that, directly or indirectly, is inconsistent with or that would, or is reasonably likely to, directly or indirectly, impede, interfere with or attempt to discourage the Merger or any other transaction contemplated by the Merger Agreement, including, but not limited to (A) any extraordinary corporate transaction (other than the Merger on the terms set forth in the Merger Agreement), such as a merger, consolidation, business combination, reorganization, recapitalization or liquidation involving Avatex, (B) a sale or transfer of a material amount of assets of Avatex, or (C) any material change in Avatex's corporate structure or business, unless such action or agreement has been approved by the Board of Directors of Avatex and recommended for approval by the Stockholders of Avatex.

                  5.2 Waiver of Appraisal Rights. Subject to Section 6.1 hereof, each Stockholder hereby waives its rights to appraisal under Section 262 of the DGCL with respect to any Preferred Shares owned by it in connection with the transactions contemplated by the Merger Agreement.

                  5.3 Waiver of Certain Rights; Dismissal and Settlement of the Lawsuits.

                  (a) Except with respect to each of the claims asserted in the Lawsuits, the lawsuit styled Stephen Mizel IRA and Anvil Investment Partners, L.P. v. Butler, et. al., No. 602773/98, filed on June 5, 1998, in the Supreme Court of the State of New York, County of New York (the "New York Action"), and the lawsuit styled Zuckerman, et. al. v. FoxMeyer Health Corporation, et. al., in the United States District Court for the Northern District of Texas, Dallas Division, Case No. 396-CV-2258-L, each Stockholder, for him or itself and his or its Affiliates and Associates, hereby irrevocably waives, releases and discharges, and agrees not to assert, any claim, action, cause of action, suit, right or demand, known or unknown, he or it, or his or its Affiliates or Associates, has or can, shall or may have against Avatex or any director, officer, employee, Affiliate, representative, successor and assign of Avatex (including, but not limited to, the Surviving Corporation) based upon, in respect of, as a result of, or by reason of any matter, cause or thing, whatsoever arising out of, in connection with, or in any way related to, (i) the Original Merger Agreement or the transactions contemplated thereby, (ii) the approval or adoption of the Merger Agreement or the consummation of the Merger or the other transactions contemplated thereby, including, but not limited to, any registration statement, prospectus, proxy statement, public filing or statement by or of Avatex or any of its Affiliates relating to the Merger Agreement or the Merger, or (iii) such Stockholder's investment in and/or ownership of Avatex Shares at any time prior to the date hereof. Each Stockholder hereby acknowledges and confirms in all respects that the execution and delivery to Avatex by each of them of a release (the "Bring-Down Release") as of, and effective immediately upon, the effectiveness of the Merger, with substantially the provisions set forth in the preceding sentence and in form reasonably satisfactory to Avatex, shall be a condition precedent to Avatex consummating the Merger. Notwithstanding anything to the contrary contained herein, including, but not limited to, Section 4.2 and 5.1 hereof, in this Voting Agreement and the Bring-Down Release shall in no way be deemed to prejudice or compromise the rights of the Stockholders with respect to the claims presently asserted in the New York Action. It is understood and agreed by the parties that the Stockholders shall be free to prosecute the claims now asserted in the New York Action as if this Voting Agreement and the Bring-Down Release had not been executed and that no challenge to the prosecution of the New York Action shall be made based on this Voting Agreement or the Bring-Down Release.

                  (b) Each Stockholder hereby agrees, effective as of the Effective Time, to settle and dismiss (or cause to be settled and dismissed) with prejudice each of the Lawsuits in accordance with the Settlement Agreement, which settlements shall be final and non-appealable.

                  (c) Without limiting the generality of Section 4.2 hereof,
Section 5.1 hereof and paragraph (a) above of this Section 5.3, each Stockholder hereby agrees that in no event and under no circumstances will such Stockholder, directly or indirectly, challenge, attempt to prohibit or enjoin, or otherwise object to the right or ability of any Person, including, but not limited to, any director, officer, employee or Affiliate of Avatex (including Phar-Mor, Inc. or any pension plan sponsored by Avatex or any of its Affiliates), to vote, in such Person's capacity as a holder of Avatex Shares, on the Merger Agreement or the Merger at any meeting of stockholders of Avatex, including the Stockholders' Meeting, or otherwise.

                                   Article VI
                                  MISCELLANEOUS

                  6.1 Termination.

                  (a) This Agreement shall terminate upon the earlier to occur of (i) the mutual consent of Avatex and all of the Stockholders and (ii) the termination of the Merger Agreement prior to the consummation of the Merger. The

Stockholders, acting unanimously, may terminate this Agreement if the Effective Time shall have not occurred on or before the later of (i) the day on which the settlements of each of the Lawsuits becomes final and non-appealable and (ii) December 31, 1999, provided that no Stockholder shall have breached any provision of or any of its obligations under this Agreement. In addition, the Stockholders, acting unanimously, shall have the right to terminate this Agreement only if the Merger Agreement in effect on the date hereof is amended or modified, or if any provision thereof is waived or not complied with, and such amendment, modification, waiver or non-compliance could reasonably be deemed to adversely affect the Merger Consideration to be received by the Stockholders in the Merger.

                  (b) If this Agreement is terminated pursuant to Section 6.1(a) above, this Agreement, except for the provisions of this Section 6.1(b), shall forthwith become void and have no effect.

                  6.2 Amendment. This Agreement may be amended only by a written instrument executed by the parties or their respective successors or assigns.

                  6.3 Notices. Notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given if signed by the respective persons giving them (in the case of any corporation the signature shall be by an officer thereof) and delivered by hand, deposited in the United States mail (registered or certified, return receipt requested), properly addressed and postage prepaid, or delivered by telecopy:

                  If to Avatex, to:

                  Avatex Corporation
                  5910 North Central Expressway
                  Suite 1780
                  Dallas, Texas   75206
                  Telephone:        (214) 365-7450
                  Telecopy:         (214) 365-7498
                  Attention:        General Counsel

                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York   10153
                  Telephone:        (212) 310-8000
                  Telecopy:         (212) 310-8007
                  Attention:        Stephen E. Jacobs, Esq.

                  If to the Stockholders, at such address as may be furnished to Avatex from time to time;

                  with a copy to:

                  Olshan Grundman Frome  Rosenzweig & Wolosky LLP
                  505 Park Avenue
                  New York, New York 10022
                  Telephone: (212) 753-7200
                  Telecopy: (212) 755-1467
                  Attention: Thomas J. Fleming, Jr. Esq.

                  6.4 Counterparts. This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

                  6.5 Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO CHOICE OF LAW PRINCIPLES, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

                  6.6 Severability; Enforcement. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that any court of the United States located in the State of Delaware or any Delaware state court may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

                  6.7 Further Assurances. Each party hereto shall execute and deliver such additional documents as may be reasonably requested by another party to consummate the transactions contemplated by this Agreement.

                  6.8 Parties in Interest; Assignment. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

                  6.9 Entire Agreement. This Agreement and the Merger Agreement and the other agreements and documents referred to in the Merger Agreement contain the entire understanding of the parties hereto and thereto with respect to the subject matter contained herein and therein, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto or to the Merger Agreement or any of the other agreements and documents referred to in the Merger Agreement with respect to the transactions contemplated by this Agreement and the Merger Agreement and the other agreements and documents referred to in the Merger Agreement other than those set forth or described herein or therein or made hereunder or thereunder.

                  6.10 Specific Performance; Consent to Jurisdiction.

                  (a) The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. SUCH PARTY MAY, IN ITS SOLE DISCRETION, APPLY TO ANY COURT OF THE UNITED STATES LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT FOR SPECIFIC PERFORMANCE OR INJUNCTIVE OR SUCH OTHER RELIEF AS SUCH COURT MAY DEEM JUST AND PROPER IN ORDER TO ENFORCE THIS AGREEMENT OR PREVENT ANY VIOLATION HEREOF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY WAIVES ANY OBJECTION TO THE IMPOSITION OF SUCH RELIEF.

                  (b) IN ADDITION, EACH OF THE PARTIES HERETO (I) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY MATTER REFERRED TO HEREIN, (II) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT AND (III) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY MATTER REFERRED TO HEREIN IN ANY COURT OTHER THAN A FEDERAL OR STATE COURT SITTING IN THE STATE OF DELAWARE.

                  6.11 Headings; References. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Sections" or "Schedules" shall be deemed to be references to Sections hereof or Schedules hereto unless otherwise indicated.

                  6.12 Effectiveness. This Agreement shall become and be effective as to, and binding upon, each of the parties hereto, without any further action by any party hereto, immediately upon the execution and delivery of the Merger Agreement by Avatex and Xetava

                      [Signatures appear on following page]

                  IN WITNESS WHEREOF, each of the parties hereto had caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                          AVATEX CORPORATION

                                          By: /s/ Melvyn J. Estrin
                                              ---------------------------------
                                              Melvyn J. Estrin
                                              Co-Chief Executive Officer



                                          ANVIL INVESTMENT PARTNERS, L.P.
                                          By:    Anvil Investors, Inc.,
                                                 as General Partner

                                          By: /s/ Mark S. Zucker
                                              ---------------------------------
                                              Mark S. Zucker
                                              President



                                          ANVIL INVESTORS, INC.

                                          By: /s/ Mark S. Zucker
                                              ---------------------------------
                                              Mark S. Zucker
                                              President


                                              /s/ Mark S. Zucker
                                              ---------------------------------
                                              Mark S. Zucker

                                   Schedule A


                                                                            Number of Shares
                                                 Number of Shares            of Convertible          Number of Shares
                                                  of Old Avatex                 Preferred               of Series A
Stockholder                                      Common Stock(1)                   Stock              Preferred Stock
---------------------------------           ---------------------------    --------------------    ----------------------
Mark S. Zucker                                               0                       6,000                   10,262
Anvil Investment Partners, L.P.                              0                     40,200                    53,705
Anvil Investors, Inc.(1)                                     0                     40,200                    53,705



--------------

(1) Anvil Investors, Inc. is the general partner of Anvil Investment Partners, L.P. and, thus, may be deemed to beneficially own the 40,200 shares of Convertible Preferred Stock and 53,705 shares of Series A Preferred Stock owned by Anvil Investment Partners, L.P. Other than as explained in the preceding sentence, Anvil Investors, Inc. owns no Avatex shares.

                                                                  Exhibit A


                            Form of Merger Agreement
                                 (see attached)